Exhibit 10.2

FOURTH AMENDMENT TO RIGHTS AGREEMENT

This Fourth Amendment to Rights Agreement (the “Amendment”), dated effective as of April ___, 2013, is made between ARI Network Services, Inc., a Wisconsin corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (“AST”), to the Rights Agreement between the Company and AST, dated as of August 7, 2003, as amended (the “Rights Agreement”).

WITNESSETH

WHEREAS, the Company and AST previously entered into the Rights Agreement, pursuant to which AST was appointed to serve as the Rights Agent; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances set forth therein, (i) the Company may in its sole and absolute discretion supplement or amend any provision of the Rights Agreement without the approval of any holders of Rights or Common Shares, and (ii) upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 27 of the Rights Agreement, the Rights Agent shall execute such supplement or amendment; and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to amend the Rights Plan to permit certain institutional holders of Common Shares to acquire additional Common Shares such that they would be deemed to beneficially own 10% or more, but less than 19.99%, of the number of Common Shares then outstanding.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.

Direction to Rights Agent.  The Company hereby directs AST, in its capacity as Rights Agent and in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment.

Section 2.

Certification of Appropriate Officer.  The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to AST that (a) he is an “appropriate officer” as such term is used in Section 27 of the Rights Agreement, and (b) this Amendment is in compliance with Section 27 of the Rights Agreement.

Section 3.

Amendments of Rights Agreement.

(a)

Section 1.

The Rights Agreement is hereby amended by adding the following defined terms to Section 1 of the Rights Agreement:

(jj)

“Institutional Investors” shall mean (i) Wynnefield Partners Small Cap Value, LP, (ii) Wynnefield Partners Small Cap Value, LP I, (iii) Wynnefield Small Cap Value Offshore Fund, Ltd., (iv) 12 West Capital Fund LP and (v) 12 West Capital Offshore Fund LP, and each of their Affiliates and Associates.

(b)

Section 35,

The Rights Agreement is hereby amended by inserting the following paragraph at the end of Section 35 of the Rights Agreement:

“SECTION 35.  CERTAIN EXCEPTIONS.

Notwithstanding anything to the contrary contained herein, (a) no Institutional Investor shall become, or be deemed to be, an Acquiring Person or an Affiliate or Associate of an Acquiring Person so long as such Institutional Investor is not the Beneficial Owner of a percentage of the Common Shares then outstanding in excess of 19.99%; (b) no event described under Section 11(a)(ii) or Section 13 hereof shall occur or be deemed to occur as a result of any Institutional Investor becoming the Beneficial Owner of a percentage of Common Stock then outstanding within such 19.99% limitation; and (c) no Distribution Date shall occur as a result of any Institutional Investor becoming the Beneficial Owner of a percentage of Common Shares then outstanding within such 19.99% limitation.”

Section 4.

Execution in Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 5.

Defined Terms.  Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used buy not defined herein shall have the meanings assigned to them in the Rights Agreement.

Section 6.

Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

[Signatures on following page.]

ARI NETWORK SERVICES, INC.

By:

/s/ Roy W. Olivier

Roy W. Olivier, President and Chief

Executive Officer

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By:

/s/ Michael A. Nespoli

Michael A. Nespoli, Senior Vice President